UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 16, 2009

ICC Worldwide, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-25417	11-3571993
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

3334 E. Coast Hwy #424, Corona Del Mar, CA	92625
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (949) 200-7569

N/A
(Former name and address if changed since the last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

George Stevens resigned as a member of the Board of Directors on September 16, 2009.  Mr. Stevens was the sole member of the Compensation Committee of the Board.

Mr. Stevens cited the increasing press of other commitments and the resulting inability to devote adequate time to his directorship responsibilities as the reason for his resignation.

Mr. Stevens is the investment advisor to The Adamas Fund, LLLP and The Stealth Fund, LLP.  The Adamas Fund, LLLP is the controlling stockholder of the Company by virtue of its ownership of 8,554,522 shares of Series C preferred stock which has a 60:1 voting preference over the vote of a common share on matters requiring a stockholder vote.

Mr. Stevens held four million fully vested non-qualified stock options which he gave up as part of his resignation.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

17.1	Letter of Resignation from the Board of Directors from George S. Stevens dated September 16, 2009.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Scott K Anderson, Jr.
Scott K Anderson, Jr.
Corporate Secretary

Date: September 17, 2009